Exhibit 99.2

MSK360

BETTER PHYSICAL HEALTH & OUTCOMES

MARKET PARTNER AGREEMENT

MARKET PARTNER AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of September 15, 2020 (the “Effective Date”)

BETWEEN:

(“eWellness Healthcare Corporation”)

(“EWLL”)

- and -

BISTROMATICS INC. (DBA PHZIO CANADA)

( “Phzio”)

WHEREAS EWLL is engaged in the business of administering and marketing certain extended healthcare benefits plans to Plan Sponsors and their employees, coupled with the return-to-work case management of employees injured in occupational and non-occupational incidents;

AND WHEREAS Phzio is a solution provider for the prevention and treatment of musculoskeletal disorders and injuries.

AND WHEREAS Phzio or Independent Providers contracted by Phzio wishes to provide certain healthcare services and digital content to Plan Members and their dependents covered under extended healthcare benefits plans on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EWLL and Phzio (each a “Party” and collectively the “Parties”) agree as follows:

1. Definitions & Interpretations

1.1	Wherever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a)	“Confidential Information” means any information which is confidential in nature or that is treated as being confidential by a Party or by any of its Affiliates and that is furnished or transferred by or on behalf of such a Party or any of its Affiliates (collectively, the “Disclosing Party”) to the other Party or to any of its Affiliates (collectively, the “Receiving Party”), whether such information is or has been conveyed verbally or in written or other tangible form, and whether such information is acquired directly or indirectly such as in the course of discussions or other investigations by the Receiving Party, including, but not limited to, trade secrets and technical, financial or business information, data, ideas, concepts or know-how that is considered and treated as being confidential by the Disclosing Party. Confidential Information disclosed in tangible or electronic form may be identified by Disclosing Party as confidential with conspicuous markings, or otherwise identified with a legend as being confidential, but in no event shall the absence of such a mark or legend preclude disclosed information which would be considered confidential by a Party exercising reasonable business judgment from being treated as Confidential Information by Receiving Party;

(b)	“Independent Provider” means an individual practitioner or healthcare professional contracted by Phzio to provide healthcare services as an independent professional;

(c)	“Plan” means the healthcare benefits under which the Services are covered under a policy or contract offered or administered by EWLL to its Plan Sponsors;

(d)	“Plan Member” means an individual enrolled in a group healthcare benefits Plan through his or her Plan Sponsor or the eligible dependents of the individual;

(e)	“Personal Information” has the same definition as in the Personal Information Protection and Electronic Documents Act (Canada);

(f)	“Plan Sponsor” means a group healthcare benefits contract holder associated with EWLL or represented by EWLL;

(g)	“Therapeutic Portal” means an online digital interface or mobile application that provides access to on-demand therapeutic programs or activities;

(h)	“Wellness Consultant” means a certified or uncertified individual offering guidance on use of the therapeutic portal content and programs; and

(i)	“Services” means virtual physiotherapy services, and other virtual care related services.

2.	The Recitals are incorporated into the body of this Agreement and made an integral part hereof.

1.3	Wherein this Agreement “hereof,” “herein,” “hereto” or “hereunder” are used, the same shall be deemed to refer to this Agreement in its entirety and not to the section or subsection where the same occurs unless specifically stated to the contrary.

2. OBLIGATIONS OF EWLL

2.1	EWLL shall provide Plan Sponsors and Plan Members with communications to create awareness and interest about virtual care and therapeutic services from Phzio where applicable.

2.2	EWLL will endeavour to maintain a viable and reasonable level of revenue generation as a result of this working partnership.

3. OBLIGATIONS OF PHZIO

3.1	Phzio acknowledges and agrees that the terms of this Agreement are strictly confidential and that it shall not: (i) disclose such terms to any person, save for its legal advisor(s); or (ii) make any copy of this Agreement, whether physically, electronically, or otherwise.

3.2	Phzio agrees to conduct its business and all its dealings with EWLL and Plan Members ethically and in strict compliance with the terms set out in section 3.3.

3.3	Phzio shall:

(a)	provide Plan Sponsors and Plan Members with a consistent prices for the Services in accordance with the price listing in Schedule A to this Agreement;

(b)	provide payments to EWLL as set out in Schedule A to this Agreement;

(c)	EWLL will comply with all applicable privacy laws, and shall protect the confidentiality and security of information related to Personal Information with respect to Plan Members and section 8 of this Agreement;

(d)	remain a member in good standing with any applicable association or other body that regulates or otherwise represents Phzio and, in the case of Independent Providers, ensure that each Independent Provider remains a member in good standing with any applicable association or other body that regulates or otherwise represents such Independent Provider or such Independent Provider’s profession;

(e)	at all times EWLL will comply with all applicable codes of ethics and other rules and procedures by any association or other body that regulates or otherwise represents Phzio and ensure that each Independent Provider complies with all applicable codes of ethics and other rules and procedures by any applicable association or other body that regulates or otherwise represents such Independent Provider or such Independent Provider’s profession;

(f)	ensure that its Independent Providers and employees comply with the obligations of this Agreement;

3.4	Phzio shall charge fees to the Plan Members for Services in accordance with Schedule A to this Agreement.

3.5	Phzio shall provide Plan Sponsors and Plan Members access to the MSK360 therapeutic portal of resources to promote physical health and wellbeing per the plan and program they subscribe to.

4. REPORTING

4.1	Phzio will provide EWLL access to reports and metrics for their own usage and the usage of their downstream clients on an as needed basis. This will cover therapeutic portal usage and consultations, care utilization, prevention program details, care utilization and other metrics as deemed required.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Phzio represents, warrants and covenants to EWLL as follows and acknowledges that EWLL is relying on the following representations, warranties and covenants in entering into this Agreement:

(a)	Phzio shall fulfill its obligations hereunder honestly and in good faith, exercising professional skill, care and diligence, in a timely manner and in accordance with the terms and conditions of this Agreement;

(b)	Phzio and its Independent Providers possess the knowledge, skill and experience necessary for the provision of the Services to Plan Members in accordance with the terms of this Agreement;

(c)	Phzio and its Independent Providers have secured and paid for, and are each in good standing with respect to, all permits, licenses and regulatory approvals applicable to, or necessary for, the provision of the Services;

(d)	Phzio, its Independent Providers, and its employees shall comply with all applicable laws, statutes, by-laws and regulations (collectively, “Legislation”) of all governmental agencies, including federal, provincial, municipal and local governing bodies, having jurisdiction over the Services, or any part thereof, including environmental legislation, tax legislation, health and safety legislation and employment legislation; and

(e)	Phzio has the necessary corporate power, authority and capacity to perform its obligations under this Agreement.

5.2	The failure of any of the above representations, warranties and covenants to be accurate at any time during the Term shall constitute a material breach of this Agreement, and, in addition to all other rights and remedies available to EWLL under this Agreement and at law or in equity, EWLL shall have the right to immediately terminate this Agreement.

6. RELATIONSHIP OF THE PARTIES

6.1	Phzio hereby acknowledges and agrees that it is acting as an independent contractor, and Phzio has the sole right and obligation to supervise, manage, contract, direct, procure, provide or cause to be provided, the Services. The Parties do not intend to create a contract of agency, a joint venture or a partnership of any type. Phzio is not an agent of EWLL and has no authority to represent EWLL as to any matters, except as expressly authorized in the Agreement.

7. INDEMNITY

7.1	Phzio agrees to indemnify and hold EWLL harmless from any and all losses, damages, charges, actions, complaints and judicial and/or extra judicial costs incurred by EWLL directly or indirectly from (i) any act or omission of Phzio in relation to the provision of the Services, including the acts or omissions any third party engaged by Phzio in providing the Services, including the Independent Providers; (ii) any negligence, whether intentional or unintentional, malfeasance, fraud, theft, willful or dishonest acts on the part of any employees, agents, Independent Providers, or representatives of the Provider, and (iii) any and all breaches by Phzio of any representations, warranties, covenants, terms or conditions of this Agreement.

8. TERM AND TERMINATION

8.1	This Agreement shall commence on the Effective Date and continue in full force and effect for a period of twelve (12) months unless earlier terminated in accordance with the terms and conditions of this Agreement (the “Initial Term”). Unless terminated in accordance with the terms and conditions of this Agreement, upon the expiry of the Initial Term, this Agreement shall automatically renew for successive one (1) year periods thereafter (each “Renewal Term”) upon the same terms and conditions, unless the Parties agree to amend such terms and conditions.

8.2	EWLL or Phzio may terminate this Agreement with 30 day’s notice.

9. PRIVACY AND CONFIDENTIALITY OBLIGATIONS

9.1	Phzio shall ensure that its collection, use and disclosure of Personal Information relating to Plan Members is at all times in accordance with all applicable federal, and/or provincial privacy and/or data protection laws and regulations.

9.2	At all times, Phzio shall ensure that all Confidential Information is held in strictest confidence and in accordance with all applicable laws.

10. GENERAL TERMS

10.1	All references to EWLL herein shall be deemed to include all affiliates (as such term is defined in the Business Corporations Act (Ontario)) of EWLL. For greater clarity, all affiliates of EWLL shall be entitled to offer the Services to Plan Sponsors and Plan Members as described herein.

10.2	Neither Party shall be responsible for the failure to comply with or any delay in its performance of any term or condition of this Agreement, if such failure or delay is directly or indirectly caused by events beyond the reasonable control of the Party, and provided that the Party prevented from rendering such performance uses its best efforts to render such performance in a timely manner utilizing such resources reasonably required in the circumstances as soon as the conditions preventing such performance no longer prevails. These events shall include, but shall not be limited to fire, flood, earthquake, accident, civil disturbance, war, pandemic, strikes or labour problems, delays in transportation, inability to secure necessary materials, failure in telecommunications facilities, parts or components, delay or failure of performance of any supplier or contractor, or acts of God.

10.3	This Agreement and any Schedules thereto, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, representations and proposals written or oral, relating to its subject matter. Any term or provision of this Agreement can be waived or modified only with the written consent of both parties. Any notice shall be in writing and shall be sent to the attention of the signatories of the Party by email or to the address set forth below:

EWELLNESS HEALTHCARE CORP.	BISTROMATICS INC. (DBA PHZIO CANADA)
1126 S Federal Highway #464 Ft. Lauderdale FL 33316 USA Attention: Douglas MacLellan e-mail: dmaclellan@phzio.com	7 Bayview Road Ottawa, Ontario K1Y 3B5 Attention: Curtis Hollister e-mail : chollister@phzio.com

10.4	Each Party shall take all such actions as may be necessary or desirable to comply with the provisions of this Agreement to their full extent.

10.5	Except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by application, estoppel, reliance, or otherwise, by EWLL to the Phzio.

10.6	EWLL hereby grants Phzio, at no cost to Phzio, a non-exclusive right and license, to use its corporate identifiers, including, but not limited to, its names, logos, trademarks, symbols and derivatives thereof (collectively, the “Marks”), to promote the Services in accordance with the terms and conditions of this Agreement, and as long as this Agreement or any renewal thereof remains in full force and effect. Phzio will make reasonable efforts to consult EWLL with respect to Phzio’s use of the Marks in promotion of the Services prior to each new use of the Marks.

10.7	Phzio hereby grants EWLL, at no cost to EWLL, a non-exclusive right and license, to use its corporate identifiers, including, but not limited to, its names, logos, trademarks, symbols and derivatives thereof (collectively, the “Marks”), to promote the Services in accordance with the terms and conditions of this Agreement, and as long as this Agreement or any renewal thereof remains in full force and effect. EWLL will make reasonable efforts to consult Phzio with respect to EWLL’s use of the Marks in promotion of the Services prior to each new use of the Marks.

10.8	Phzio represents and warrants its ownership and rights to its Marks, and indemnifies EWLL against any and all costs and damages arising from any third party claims of proprietary interest or infringement with respect to all names, Marks and marketing materials, of Phzio in whatever form or medium. Where there is a change in any Mark of the Provider, Provider shall notify EWLL in writing thirty (30) days prior to any such change, and provide the amended Marks to EWLL. EWLL will make all reasonable business efforts to change the affected Marks, where it is economically feasible.

10.9	This Agreement shall be binding upon the Parties, their heirs, successors and assigns.

10.10	If any provision contained in this Agreement is held to be invalid or unenforceable by a court, such provision will be severed here from, and such invalidity or unenforceability will not affect any other provision of this Agreement, the balance of which will remain in force and have its intended full force and effect; provided, however, if such invalid or unenforceable provision may be modified so it may be valid and enforceable as a matter of law, such provision will be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

10.11	This Agreement shall be construed and enforced in accordance with the laws of the province of Ontario, Canada, and the laws of Canada applicable therein, and the parties hereby attorn to the jurisdiction of the courts of the Province of Ontario as a result of any dispute arising under this Agreement or otherwise.

10.12	This Agreement may be executed in any number of counterparts, and by facsimile signatures, or encrypted email each of which will be deemed an original, and these counterparts will constitute but one and the same instrument.

10.13	This Agreement was made under the governed laws of Ontario, Canada.

IN WITNESS WHEREOF the Parties have executed this Agreement all as and from the Effective Date.

eWellness Healthcare Corp.		BISTROMATICS INC. (DBA PHZIO CANADA)

By:		By:
Name:	Douglas MacLellan	Name:	Curtis Hollister
Title:	Chairman & CEO	Title:	COO

“I have the authority to bind the corporation.”		“I have the authority to bind the corporation”

SCHEDULE A

BILLING AND FEES

VIRTUAL CARE (PHYSIOTHERAPY) SERVICES FOR GENERAL PLAN MEMBERS

Phzio will charge fees to Plan Members for the services in accordance with the following:

Evaluations/Assessments:	$69 per session
Monitored Treatment / Follow Up:	$59 per session
Patient Self-Service sessions:	no cost

Virtual care fees will be directly billed to the employee’s benefits plan when plan information is provided.

Additional billing requirements may be identified by the Parties and managed accordingly.

Provider will provide EWLL with written notice describing proposed changes at least sixty (60) days before any proposed change in Fees would take effect.

MSK360 THERAPEUTIC PORTAL ACCESS PRICING:

MSK360 Pro	$1 Per Employee Per Month + tax
Minimum Annual Sign-up Fee	$96 per year + tax

DISABILITY OVERSIGHT MODULE (DOM) PRICING: :

DOM	$50 Per Episode of Care +tax

REVENUE SHARE WITH MARKET PARTNER:

EWLL share receive as a percentage of revenue generated for:

Virtual Care Physiotherapy:	5%

MSK360 Therapeutic Portal:	30%

Disability Oversight Module:	30%